UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2021

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd., St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 725-4477

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 29, 2021, Centene Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $1,800,000,000 aggregate principal amount of senior notes. The $1,800,000,000 offering of senior notes will include $500,000,000 aggregate principal amount of additional 2.450% Senior Notes due 2028 (the “Additional 2028 Notes”) at a premium to yield 2.31% and $1,300,000,000 aggregate principal amount of new 2.625% Senior Notes due 2031 for resale by the Underwriters (the “Offering”) pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-238050). The Additional 2028 Notes will constitute a further issuance of the $1,800,000,000 aggregate principal amount of 2.450% Senior Notes due 2028 that were issued on July 1, 2021 (the “Existing 2028 Notes”), and will have the same terms as the Existing 2028 Notes, other than the issue date and the issue price.

The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Company intends to use the net proceeds of the Offering, together with a portion of the proceeds of certain term loans under the Company’s proposed amended and restated credit agreement and cash on hand to redeem all of the 5.375% 2026 Notes (as defined below) (the “Note Redemptions”), including all premiums, accrued interest and costs and expenses related to the Note Redemptions. Pending the application of the net proceeds of the Offering for the foregoing purposes, net proceeds may be temporarily used for general corporate purposes.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

On July 29, 2021, the Company issued a press release announcing the commencement of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 29, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 29, 2021, the Company caused to be delivered to the holders of (i) its outstanding 5.375% senior notes due June 1, 2026 (the “June 5.375% 2026 Notes”), (ii) its outstanding 5.375% Senior Notes due August 15, 2026 (the “August 5.375% 2026 Notes”) and (iii) WellCare Health Plans, Inc.’s, a Delaware corporation and a wholly-owned subsidiary of the Company (“WellCare”), outstanding 5.375% Senior Notes due 2026 (the “5.375% Stub Notes” and, together with the June 5.375% 2026 Notes and the August 5.375% 2026 Notes, the “5.375% 2026 Notes”) conditional notices of redemption relating to the full redemption of all the issued and outstanding 5.375% 2026 Notes. The Note Redemptions are expected to occur on August 13, 2021 with respect to the June 5.375% 2026 Notes, on August 16, 2021 with respect to the August 5.375% 2026 Notes and on August 28, 2021 with respect to the 5.375% Stub Notes (collectively, the “Redemption Dates” and, each a “Redemption Date”), subject to satisfaction or waiver by the Company of the Condition (as defined below) with respect to the June 5.375% 2026 Notes and subject to satisfaction or waiver by the Company or WellCare, as applicable, of the Conditions (as defined below) with respect to the August 5.375% 2026 Notes and the 5.375% Stub Notes.

The June 5.375% 2026 Notes were issued under a base indenture, dated as of May 23, 2018 (the “June 5.375% Base Indenture”), by and between Centene Escrow I Corporation, a Delaware corporation and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of July 1, 2018, by and between the Company and the Trustee (the “June 5.375% First Supplemental Indenture” and, together with the June 5.375% Base Indenture, the “June 5.375% Indenture”). The August 5.375% 2026 Notes were issued under an indenture, dated as of January 23, 2020 (the “August 5.375% Indenture”), by and between the Company and the Trustee. The 5.375% Stub Notes were issued under a base indenture, dated as of August 13, 2018 (the “Stub 5.375% Base Indenture”), by and between WellCare and the Trustee, as supplemented by a first supplemental indenture, dated as of November 14, 2019, by and between WellCare and the Trustee (the “5.375% Stub First Supplemental Indenture”) and as further supplemented by a second supplemental indenture, dated as of January 23, 2020, by and between WellCare (formerly known as Wellington Merger Sub II, Inc., a Delaware corporation) (as successor to WellCare) and the Trustee (the “5.375% Stub Second Supplemental Indenture” and, together with the 5.375% Stub Base Indenture and the 5.375% Stub First Supplemental Indenture, the “5.375% Stub Indenture” and, together with the June 5.375% Indenture and the August 5.375% Indenture, the “Indentures” and, each an “Indenture”).

The redemption price for the June 5.375% 2026 Notes shall be equal to $1,051.06, per $1,000 aggregate principal amount of the June 5.375% 2026 Notes (the “June 5.375% Redemption Price”). The redemption price for the August 5.375% 2026 Notes shall be equal to $1,040.46, per $1,000 aggregate principal amount of the August 5.375% 2026 Notes (the “August 5.375% Redemption Price”). The redemption price for the Stub 5.375% 2026 Notes shall be equal to $1,042.25, per $1,000 aggregate principal amount of the Stub 5.375% 2026 Notes (the “Stub 5.375% Redemption Price” and, together with the June 5.375% Redemption Price and the August 5.375% Redemption Price, the “Redemption Prices” and, each a “Redemption Price”).

The Company’s obligation to pay the June 5.375% Redemption Price on the Redemption Date is conditioned upon the closing, on or prior to the Redemption Date, of an offering of notes in an aggregate principal amount of at least $1,800,000,000, which are scheduled to be issued in August 2021, subject to certain closing conditions (the “Condition”).

The Company’s and WellCare’s obligations, as applicable, to pay the August 5.375% Redemption Price and the Stub 5.375% Redemption Price, as applicable, on the Redemption Dates are conditioned upon the closing, on or prior to the Redemption Dates, of (i) an offering of notes in an aggregate principal amount of at least $1,800,000,000, which are scheduled to be issued in August 2021, subject to certain closing conditions and (ii) the effectiveness of an amendment and restatement agreement to the Company’s existing credit agreement, by and among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, and the borrowing of term loans thereunder (the “Conditions”).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number.	Description
1.1	Underwriting Agreement, dated as of July 29, 2021, between Centene Corporation and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.
99.1	Press release, dated July 29, 2021, related to the commencement of the Offering.
99.2	Press release, dated July 29, 2021, related to the pricing of the Offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date: July 30, 2021	By:	/s/ Andrew L. Asher
Andrew L. Asher
Executive Vice President and Chief Financial Officer